UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2006
Insignia Solutions plc
(Exact name of Registrant as specified in its charter)

England and Wales	0-27012	Not Applicable

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

51 EAST CAMPBELL AVENUE, SUITE 130 CAMPBELL, CALIFORNIA 95008 UNITED STATES OF AMERICA	THE MERCURY CENTRE, WYCOMBE LANE WOOBURN GREEN HIGH WYCOMBE, BUCKS HP10 0HH UNITED KINGDOM
(Address of principal executive offices) (Zip code)
(408) 874-2600
(44) 1628-539500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURES

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On April 18, 2005, Insignia Solutions plc (the “Company”) entered into an agreement to amend the Registration Rights Agreement dated December 29, 2005 that the Company had entered into with certain investors in connection with a private placement financing that closed on December 29, 2005. The amendment amends such Registration Rights Agreement to (i) limit the number of American Depositary Shares (“ADSs”) of the Company issuable as liquidated damages pursuant to the Registration Rights Agreement to such investors, and (ii) allow the Company to satisfy its obligations to pay liquidated damages to such investors by delivery of cash in lieu of ADSs. As a result of this amendment, the shares of Series B Preferred Stock that were issued to the investors in such private placement will be classified as shareholder’s equity and not as debt for periods beginning with the second quarter of 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Insignia Solutions plc

Date: April 19, 2006	By:	/s/ John Davis
John Davis
Chief Financial Officer